AMENDMENT TO COLLATERALIZED GUARANTY

     This Amendment to Collateralized Guaranty is made to that certain Collateralized Guaranty entered into by and between ePlus Group, inc. ("Guarantor") and GE Commercial Distribution Finance Corporation ("CDF") on March 30, 2004, as amended ("Agreement").

     FOR VALUE RECEIVED, Guarantor and CDF agree to amend paragraph 6 of the Agreement to provide as follows:

          "6. Security Interest. To secure payment of all Liabilities and all of Guarantor's current and future debts to CDF, whether under this Guaranty or any current or future guaranty or other agreement,
          Guarantor grants CDF a security interest in all CDF-Financed inventory, whether now owned or hereafter acquired, all accounts, chattel paper, rental or lease payments and other amounts which are due or to become due to Guarantor arising from the sale or lease of CDF-Financed inventory; all judgments, claims, insurance policies and payments owed or made to Guarantor thereon; all rights powers, and remedies (but none of the duties or obligations, if any) of Guarantor in connection therewith; and all proceeds of any of the foregoing (collectively "Collateral"). CDF's security interest shall extend to each item of CDF-Financed Inventory until such time as Dealer has been paid in full for such item of CDF-Financed Inventory. All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state, as the same may be amended, are used herein with such meanings. "

     Guarantor waives notice of CDF's acceptance of this Amendment.

     All other terms as they appear in the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, Guarantor and CDF have executed this Amendment to Collateralized Guaranty this 14th day of November, 2005.


ATTEST:                                       ePlus Group, inc.

/s/ ERICA STOECKER                            By:/s/ STEVE MENCARINI
-----------------------------                    -------------------------------
Erica Stoecker, Secretary                        Steve Mencarini
                                                 Chief Financial Officer


                                              GE COMMERCIAL DISTRIBUTION FINANCE
                                              CORPORATION

                                              By:/s/ KEVIN M. O'HARA
                                                 -------------------------------
                                                 Kevin M. O'Hara
                                                 Director of Operations